Exhibit 99.1

Investor Relations

Dear Shareholder,

This letter is to inform you that NEXT-ChemX Corporation has changed its Transfer Agent.

From Thursday, August 24, 2023 our new Transfer Agent will be:

Empire Stock Transfer Inc., Inc.

1859 Witney Mesa Drive,

Henderson, NV 89014, USA

If you are a registered Shareholder you may contact the Transfer Agent by courier or post to the above address or by email using the following email addresses:

info@empirestock.com

In addition, we have appointed a new Investor Relations Officer, Mr. James Carswell who will be commencing with the Company on September 1, 2023. He can be reached at :

James Carswell

1980 Festival Plaza Drive, Summerlin South, 300,

Las Vegas, NV 89135, USA

ir@next-chemx.com

As always, we hope to serve you better,

By Order of the Board of Directors

/s/ Benton Wilcoxon
Benton Wilcoxon
Chairman of the Board of Directors and
Chief Executive Officer